Exhibit 99.1

Bright Health Group Announces Updated 2023 Expectations Ahead of J.P. Morgan Healthcare Conference Presentation

•Increases 2023 Enterprise Revenue guidance to $3.4 - $3.6 billion on higher-than-expected attributed value-based consumers, greater than 30% year-over-year Revenue growth at the midpoint excluding the ACA Marketplace Insurance business
•Strong California Medicare Advantage enrollment during AEP; reaffirms guidance for 125K+ end of year 2023 consumers
•Reaffirms guidance for Adjusted EBITDA profitability in 2023

MINNEAPOLIS--(BUSINESS WIRE)-- Bright Health Group, Inc. ("Bright Health") (NYSE: BHG), a technology enabled, value-driven healthcare company serving aging and underserved consumers, today announced updated 2023 guidance, reinforcing its expectation for Adjusted EBITDA profitability for 2023. In addition, Bright Health has entered 2023 with a strengthened capital position to support its growth plans.

Bright Health Group CEO and President, Mike Mikan, will provide additional commentary on the company’s outlook at the 41st Annual J.P. Morgan Healthcare Conference tomorrow, Wednesday, January 11.

“In 2023, we are focused on executing on our Fully Aligned Care Model across our business. As evidenced by our guidance increase, we have been successful in retaining value-based consumers and are excited about our growing partnerships with leading payors and providers,” said Mikan. “We have created a scaled and differentiated care model that is well positioned to capture the shift to value-based, consumer-driven healthcare.”

Presentation Slides and Details

Presentation slides are available now on the company’s Investor Relations page at investors.brighthealthgroup.com, ahead of Bright Health Group’s live presentation at the J.P. Morgan Healthcare Conference.

Bright Health’s presentation will begin at 6:00 p.m. ET / 3:00 p.m. PT on Wednesday, January 11. A live webcast of the presentation will be available at https://investors.brighthealthgroup.com/events-and-presentations/events/default.aspx.

Financial Outlook

Bright Health Group is releasing its 2023 outlook, with Revenue and Value-Based Consumers above its preliminary 2023 expectations.

2023 Outlook:

Bright Health Group Revenue	$3.4 - $3.6 billion
Value-Based Consumers	275,000 – 300,000
Senior Managed Care End of Year Consumers	>125,000
Adjusted Operating Cost Ratio	11% - 12%
Adjusted EBITDA	Profitable

Additionally, Bright Health Group filed a Current Report on Form 8-K this morning outlining its restructuring program.

About Bright Health Group

Bright Health Group is a technology enabled, value-driven healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our Fully Aligned Care Model in Florida, Texas and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Forward-Looking Non-GAAP Financial Measures

This release contains Adjusted EBITDA and Adjusted Operating Cost Ratio, which are non-GAAP financial measures. These non-GAAP financial measures are additions, and not substitutes for or superior to the most directly comparable GAAP financial measures, Net Income (Loss) and Operating Expense, respectively. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Reconciliations of projected Adjusted EBITDA and projected Adjusted Operating Cost Ratio to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. With respect to Adjusted EBITDA, these GAAP measures may include the impact of such items as interest expense, income tax expense, depreciation and amortization, impairment of goodwill or intangible assets, transaction costs, share-based compensation expense, changes in the fair value of equity securities, changes in the fair value of contingent consideration, contract termination costs, restructuring costs; and the tax effect of all such items. Historically, the Company has excluded these items from non-GAAP financial measures. With respect to Adjusted Operating Cost Ratio, these GAAP measures may include the impact of such items as stock-based compensation, changes in the fair value of contingent consideration, contract termination costs, and depreciation and amortization. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Statements made in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and operational and financial outlook and guidance. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. (the “Company”). Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to quickly and efficiently wind down our IFP businesses and MA businesses outside of California; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our ability to accurately assess, code, and report IFP and MA risk adjustment factor scores for consumers; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; the impact of security incidents or breaches, loss of data and other related events on our members, patients, employees, and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into Direct Contracting; and additional risks and uncertainties described in the Company's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

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Investor Contact:
Stephen Hagan
IR@brighthealthgroup.com

Media Contact:
media@brighthealthgroup.com